Exhibit 99.1
2009 Citi Global Entertainment, Media & Telecommunications Conference January 7, 2009

This presentation contains forward-looking statements that involve risks, uncertainties and other factors concerning, among other things, Orbitz Worldwide's (the "Company's") expected financial performance and its strategic operational plans. The Company's actual results could differ materially from the results expressed or implied by these forward-looking statements and reported results should not be considered as an indication of future performance. More information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov or the Company's Investor Relations website at http://orbitz-ir.com. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this presentation. All information in this presentation is as of January 7, 2009, and the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this presentation. This presentation contains non-GAAP financial measures as defined by the SEC. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP). Reconciliation between GAAP and non-GAAP measures can be found under the section entitled, "Other Financial Info" on the Company's Investor Relations website at http://orbitz-ir.com. Forward-Looking Statements

Orbitz Worldwide - Leading Global Online Travel Company IPO July 2007 2007 Gross bookings $10.8 billion 1 2007 Adjusted net revenue $850 million 1 2007 Adjusted EBITDA $146 million 1 1 Excludes Travelbag

Estimates: Forrester Research, PhoCusWright and Management Estimates * Online travel includes leisure / unmanaged sales only 2007 Online Retail Sales Online Travel* 98 Apparel 27 Computer hardware/software 24 Home Products 24 Consumer electronics 16 Flowers / cards / gifts 13 Music / video 9 2008E U.S. Online Sales ($B) Travel is Largest Online Category 2004 2006 2008E Online 0.09 0.17 0.29 Offline 0.91 0.83 0.71 2004 2006 2008E Online 0.35 0.47 0.560000000232827 Offline 0.65 0.53 0.44 Online Offline U.S. Europe & Asia Market Penetration

Reaccelerate growth in the U.S. Continue to execute on our long-term strategies Increase penetration of fast-growing international markets Drive growth in higher-margin non-air categories, including advertising, hotels and dynamic vacation packages Expand Adjusted EBITDA margins Strategy for Revenue and Profit Growth

Deliver innovation that meets customers' needs Orbitz Price AssuranceSM MyIdealBeach Create advertising that is a call to action Improve monetization of site traffic Drive incremental traffic from partnerships Strategy to Reaccelerate Growth in the U.S.

Orbitz Price Assurance enables customers to book today with the confidence that if another customer subsequently books the same airline ticket for less on Orbitz.com, they will be reimbursed the difference (up to $250). Customer receives a check for the difference automatically. Mailing out thousands of checks each month to our customers. We believe Price Assurance creates a competitive advantage that will drive customers to search and book their travel on Orbitz.com. Orbitz Price Assurance SM

2006 2007 9 Mos. 2007 9 Mos. 2008 East 1032 1398 1046 1385 (1) Gross bookings exclude Travelbag. International Gross Bookings ($MM)(1) Strong International Growth 35% 32%

Two Major International Brands


ebookers.es
Combina vuelo + hotel
y consigue las mejores tarifas
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Precios Finales
Ebookers te recomienda

- ebookers: Full-service online travel company
- 13 country-specific sites
- New global technology platform expected to increase gross bookings growth and improve profitability


HotelClub
Servizio prenotazione alberghiera

- HotelClub: hotels in ~120 countries, 15 languages and 14 currencies
- 2 distinct business models and brands
  - HotelClub – merchant model site with membership component
  - RatesToGo – last-minute retail model site

9

ORBITZ WORLDWIDE

Grow advertising revenue Build our hotel business Grow our hotel sourcing team Develop direct relationships with more hotels Enhance hotel extranet to attract additional hotels Drive dynamic packaging Improve attachment rate for attractions and services Drive Non-air Growth

Non-air and Other Air East 0.640000000232827 0.36 Non-air and Other Air East 0.580000000232828 0.42 All Other Net Revenue U.S. Domestic Air-only Leisure East 0.81 0.19 All Other Net Revenue U.S. Domestic Air-only Leisure East 0.78 0.22 U.S. Domestic Air-only Leisure Travel (1) Net Revenue (1) Domestic flights only; excludes corporate travel and dynamic packaging. Progress in Increasing Non-Air Net Revenue %

Launched Price Assurance Migrated all 13 European countries to new platform Improved monetization of site traffic by increasing advertising business Significant white label implementations Streamlined our cost structure with an announced $20 MM annual reduction of costs 2008 Accomplishments/Actions

$MM As of 9/30/08 Cash and Cash Equivalents $ 103 Debt $ 620 Total Equity $ 436 Net Debt/Adjusted EBITDA 3.75x Adjusted EBITDA/Interest Expense 2.16x Sound Financial Condition

Amounts: $600 million term loan due 2014 $85 million revolving credit facility due 2013 Financial covenants: Total Debt/Adjusted EBITDA (1) Fixed Charge Coverage (1) Step downs on leverage ratio through March 2011 Currently in compliance with all covenants. Proactively managing the company to maintain financial covenant compliance. Debt Update (1) Based on trailing Adjusted EBITDA and Fixed Charges as defined in Credit Agreement.

Expect challenging markets to continue through 2009. Established conservative 2009 transaction plan reflecting economic conditions. Prepared to take actions to maintain compliance with debt covenants while driving future growth/financial stability: $20 MM of annual cost reductions announced November 2008. Expect approximately $20-25 MM of incremental annual cost reductions as a result of measures announced January 2009. 2009 Outlook

1999-2006 - Expedia.com. Leadership roles in: President of Expedia Asia Pacific, Director of elong SVP of Air, Car and Private Label Merchant hotel and dynamic packaging Corporate development, strategic planning and IR Director/Advisor to: Kayak.com (advisor) Global English Liquid Planner Others MBA from Insead, MA from Cambridge University Background on Barney Harford, New President and CEO

Orbitz Worldwide - Leading Global Online Travel Company